UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________________
FORM 8-K
_______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 24, 2014

Cerner Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-15386	43-1196944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Rockcreek Parkway, North Kansas City, Missouri	64117
(Address of Principal Executive Offices)	(Zip Code)
(816) 201-1024
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On July 24, 2014, Cerner Corporation (“Cerner”) issued a press release announcing, among other things, its financial results for the three and six month periods ended June 28, 2014. The press release is furnished as Exhibit 99.1 and is attached hereto.

To supplement Cerner’s consolidated financial statements presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), Cerner uses non-GAAP financial measures of adjusted net earnings and adjusted diluted earnings per share. Both adjusted net earnings and adjusted diluted earnings per share are adjusted from results based on GAAP to exclude certain share-based compensation expenses. Cerner also discloses certain non-GAAP measures, such as bookings and backlog (which includes contract backlog and support and maintenance backlog), and the non-GAAP financial measure free cash flow (which is defined as GAAP cash flows from operating activities less capital purchases and capitalized software development costs). These non-GAAP measures are provided to enhance the user’s overall understanding of our financial performance, and as required, are also reconciled to GAAP. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

The information contained in this Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that section. The information in this Item 2.02 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, except as otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits.
d)     Exhibits
99.1 Press Release of Cerner Corporation dated July 24, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERNER CORPORATION

Date: July 24, 2014	By:	/s/ Marc G. Naughton
Marc G. Naughton, Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Cerner Corporation dated July 24, 2014